UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): May 08, 2012

NEOLOGIC ANIMATION INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52747	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Jindi Garden, Boyage, Xihu District, Hangzhou, Zhejiang, P.R. China
(Address of principal executive offices)

011 86 1358 841 1118
(Registrant's telephone number, including area code)

NARNIA CORP.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

  our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
  our ability to maintain or increase our market share in the competitive markets in which we do business;
  our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;
  our dependence on the growth in demand for our services;
  our ability to diversify our service offerings and capture new market opportunities; and
  the loss of key members of our senior management.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

  the “Company,” “Neologic”, “we,” “us,” and “our” refer to the business of Neologic Animation Inc., a Nevada corporation (formerly, China Forest Energy Corp.);
   “Exchange Act” refers the Securities Exchange Act of 1934, as amended;
  “SEC” refers to the Securities and Exchange Commission;
  “Securities Act” refers to the Securities Act of 1933, as amended; and
  “U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01           COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective May 14, 2012, we acquired Full East International Limited (“Full East”), a British Virgin Islands corporation. Through its subsidiaries Full East provides a range of goods and services in the areas of information technology and interactive education.  The acquisition was carried out in accordance with a Share Exchange Agreement dated May 7, 2012 (the “Exchange Agreement”) among Neologic, Full East, and the selling shareholders (the “Selling Shareholders”) of Full East, who include among others, Hongxiao Zhang, our President, Chief Executive Officer, and Director, and Yongfu Zhu, our Director, Tao Yuedan, and Kotni Ramasankara Rao.

Full East International Limited. (“Full East” or the “Company”) was incorporated in the British Virgin Islands on May 4, 2011. It has the expertise in the business of providing advisory and services in developing, marketing, and distributing educational cards used as a tool to educate children through the means of online games.

Full East has one wholly owned subsidiary, Hangzhou Naniya Technology Co., Ltd. (“Naniya”), a wholly-owned foreign enterprise (“WOFE”) established on July 7, 2011, and organized under the laws of the People’s Republic of China (the “PRC”). Naniya's main business is information technology consulting, technology and project planning; as well as non-cultural education and training for children and adults; computer software, technology development, technical services and technical advice.

Full East also holds a controlling contractual interest in Hangzhou Xuerun Education & Technology, Ltd. (“Xuerun”). Xuerun was incorporated in the City of Hangzhou, Province of Zhejiang, PRC on July 5, 2011.  Xuerun's of online educational games for students who are in primary school and middle school in China and is in the development and creation of a website to educate children how to develop and hone their creative skills through interactive educational games that incorporate Adobe Flash. The games incorporate a curriculum that has been developed by some of China’s top professors and child psychology experts. It sets itself apart from other after school programs in China because it deviates from the traditional methods of Chinese education, which rely heavily on repetition and memorization, causing children to act in a generally conformist manner and to have similar thought processes. By stimulating the child’s thought processes; the child’s attention is focused on the subject at hand.

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT

The closing of the Exchange Agreement transaction (the "Closing") took place on May 14, 2012 (the “Closing Date”).  On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding capital stock and ownership interests of Full East from the Selling Shareholders. In exchange, we cancelled 77,729,000 shares of our common stock held by Yongfu Zhu, our Chief Financial Officer, Treasurer, Secretary and Director, and issued to the Selling Shareholders 100,000,000 of our common shares, constituting approximately

54.05% of our common stock outstanding after the Closing and 54.05% of our voting securities.  The aforementioned shares were issued to 4 non-U.S persons in an offshore transactions relying on Regulation S of the Securities Act of 1933.

Pursuant to the Share Exchange Agreement, the Company is also obligated to use its commercially reasonable efforts to change its name to Neologic Animation Inc. within 90 days after the Closing Date.

On the Closing Date, Full East became our wholly owned subsidiary. The complete terms of the Exchange Agreement are set out in Exhibit 2.1 of this report.  As of the Closing Date we had 185,000,000shares issued and outstanding.  There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating us to issue any additional shares of our common stock.

As a consequence of Full East becoming our wholly owned subsidiary, we have adopted the business of Full East as operated by its wholly owned subsidiary Naniya, and its contractually controlled subsidiary, Xuerun, both of which operate exclusively in the PRC.  Because we have adopted the business of Full East and its subsidiaries, all references in this report to “Neologic”, the “Company”, “we”, “us”, “our” and similar terms refer collectively to Neologic Animation Inc. (formerly Narnia Corp.), Full East, Naniya and Xuerun. . Additionally, the consolidated financial statements in this report include the accounts of Full East, Naniya, and Xuerun, for which we are the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

ITEM 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS;

Concurrent with and as a condition to the Closing of the Exchange Agreement with Full East, Mr. Yongfu Zhu resigned as our treasurer, secretary, principal financial officer, principal accounting officer.  Mr. Zhu will remain as a Director on our Board of Directors. Mr. Zhu’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.  Concurrently with aforementioned resignation and as a condition to the Closing of the Share Exchange Agreement with Full East, Dr. Hongxiao Zhang, who is our current President, Chief Executive Officer and Director, we also appointed to the positions of Secretary and Treasurer of the Company.  The biographies of our new officers appear in the section of this report entitled DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Prior to the closing of the Share Exchange Agreement dated May 7, 2012 our fiscal year end was April 30.  Subsequent to the closing, as a resulting of the accounting treatment described below, our fiscal year end is December 31.

ITEM 5.06           CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ACCOUNTING TREATMENT

The Share Exchange is being accounted for as a “reverse merger,” since the Selling Shareholders own a majority of the outstanding shares of the Registrant’s common stock immediately following the closing of the Exchange Agreement.  Full East International Ltd. is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of Full East and will be recorded at the historical cost basis of Full East, and the consolidated financial statements after completion of the Exchange Agreement will include the assets and liabilities of the Registrant and Full East, historical operations of Full East, and operations of the Registrant from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the

Exchange Agreement, a change in control of the Company occurred on the date of consummation of the Exchange Agreement.   As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

FORM 10 INFORMATION DISCLOSURE

As disclosed elsewhere in this report, on May 14, 2012, we acquired Full East International Limited (“Full East”) and its subsidiaries, Hangzhou Naniya Technology Co., Ltd. (“Naniya”) and Hangzhou Xuerun Education & Technology, Ltd. (“Xuerun”). Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the acquisition of assets under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of the Full East assets except that information relating to periods prior to the date of the acquisition of the Full East assets only relate to Neologic Animation Inc. (formerly Narnia Corp., formerly China Forest Energy Corp.), unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Full East International Limited. (“Full East” or the “Company”) was incorporated in the British Virgin Islands on May 4, 2011. It has the expertise in the business of providing advisory and services in developing, marketing, and distributing educational cards used as a tool to educate children through the means of online games.

Full East has one wholly owned subsidiary, Hangzhou Naniya Technology Co., Ltd. (“Naniya”), a wholly-owned foreign enterprise (“WOFE”) established on July 7, 2011, and organized under the laws of the People’s Republic of China (the “PRC”). Naniya's main business is information technology consulting, technology project planning, and outcome of the transfer; non-cultural education and training for adults; computer hardware, electronic products, technology development, technical services and technical advice.

Full East also holds a controlling contractual interest in Hangzhou Xuerun Education & Technology, Ltd. (“Xuerun”). Xuerun was incorporated in the City of Hangzhou, Province of Zhejiang, PRC on July 5, 2011.  Xuerun's main business is the creation online educational games for students who are in primary school and middle school in China. The is  developing a website to educate children how to develop and hone their creative skills through interactive educational games that incorporate Adobe Flash. The games incorporate a curriculum that has been developed by some of China’s top professors and child psychology experts. It sets itself apart from other after school programs in China because it deviates from the traditional methods of Chinese education, which rely heavily on repetition and memorization, causing children to act in a generally conformist manner and to have similar thought processes. By stimulating the child’s thought processes; the child’s attention is focused on the subject at hand.

Full East controls Xuerun by virtue of the following agreements:

  Consulting Services Agreement date June 7, 2011, pursuant to which Full East provides management and operational consulting services for Xuerun, in consideration of ownership of all of the results and proceeds of Xuerun’s operations, including 100% of its annual revenues after deduction of direct operating costs, expenses and taxes, and ownership of any intellectual property.  The agreement may not be terminated by Xuerun except in the event of material breach by Full East, bankruptcy, loss of Xuerun’s business license, or if circumstances arise which materially and adversely affect the performance of the agreement.

  Business Operating Agreement dated July 7, 2011; pursuant to which the Shareholders of Xuerun guarantee Xuerun’s compliance and performance in respect of all its agreements with Full East, agree to vote the shares of Xuerun in consultation with Full East, and grant to Full East right the right to nominate for appointment the managers and certain officers of Xuerun.  The term of the agreement is 10 years.

  Equity Pledge Agreement dated July 7, 2011, pursuant to which the Shareholders of Xuerun pledge their securities of Xuerun to Full East as security for Xuerun’s performance under the Consulting Services Agreement;

  Exclusive Option Agreement dated July 7, 2011, pursuant to which the shareholders of Xuerun irrevocably grant to Full East or its designee an exclusive option to purchase, to the extent permitted by China law, a portion or all of their respective equity interests in Xuerun for a purchase price equal to the lowest price permissible under the applicable laws.  The option is exercisable for a 10-year period.

  Voting Rights Proxy Agreement dated July 7, 2011, pursuant to which the shareholders of Xuerun grant to Full East, for the maximum period permitted under PRC Law, the right to vote all voting securities in the capital stock of Xuerun. .

Our Services

We are an entertainment and educational company that plans to provide interactive web based educational content and online games to primary school students.

Our flagship product is Naniya World  an after school education website for primary school students in China. The website incorporates many aspects of the educational experience together with an interesting and fun approach to learning to help teach children and maintain their focus on their studies. The website adopts Flash games to explain subject knowledge in an exciting manner, and is designed in a way that will cover areas of human intelligence that is necessary for children to conquer in their early primary school years. The games are designed to be interactive and incorporate an entire community of users that can interact with each other in social and educational ways. Naniya World is focused on cultivating students’ independent learning capacity as well as their self-development capacity in order to foster creative and productive thought processes.

Subjects covered on the website range from art and music to science and math to language to cultural education. The program is extremely well thought out and is developed by top professors and educators in China. It sets itself apart from other after school programs in China because it deviates from the traditional ways of Chinese education, which incorporate dull and boring ways of educating which do not inspire the child’s thought process but rather focus on memorization and teach children to act in generally the same manner and have similar thought processes. By stimulating the child’s thought process, the child’s attention is focused on the subject at hand.

The core of Naniya World’s product and services is its website which has several modules that incorporates after-school education and interactive games, allowing the student to become part of the story and keeping the child’s on the subject matter. The modules not only focus on creating an atmosphere of quality education, but also focus on developing good study habits among other useful habits. The educational part focuses on developing eight areas of intelligence mentioned later in this business plan.

Marketing of the website will initially occur in the Yangtze River Delta, incorporating the Zhejiang, Jiangsu  Hangzough, and Shanghai Regions. Afterwards, after stable revenue is generated and word of mouth gets out, the Company will focus on developing its efforts in the Pearl River Delta in South China. Later on, marketing will occur in other areas of the east coast of China, including Beijing, Tianjin and other port cities.  Marketing will be focused towards parents rather than children.  Neologic Animation will form partnerships with after school training centers in the aforementioned areas and will form agreements with them so they can use the website during their lessons.

Marketing

There are currently over 100 million primary school students in China. Therefore, the market space is vast and continually expanding. We therefore believe that there is ample market capacity to establish Naniya World as a popular education website in China, and as a popular Chinese language education website abroad.

The national market overall has great potential, due largely in part to the sheer large number of primary school students in China in addition to the competitiveness among parents wanting their children to succeed early in life in order to advance themselves to higher levels of knowledge as early as possible. The market of 100 million primary school students within the nation demonstrates how large this market can ultimately become.

The company will begin its marketing campaign in the Yangtze River Delta, which includes the markets of Zhejiang and Jiangsu Provinces, as well as the mega-city of Shanghai. The initial focus will be in large urban areas as opposed to lesser-populated areas with limited access to after-school programs and high-speed Internet. Since the product of the company is dependent on the Internet and computer access, this region of China makes the most sense to begin such a marketing campaign. In this Yangtze region, county-level agencies will be set up.

After local marketing in the Yangtze River Delta is deemed successful and there is enough revenue to sustain the operations of the company, the marketing strategy will expand towards other areas of East China, namely southern China’s Guangdong Province and the Pearl River Delta Region. The potential market in that area is equivalent or even greater than in the Yangtze River Delta area and represents a very large opportunity to take this project national. Ultimately market conditions will dictate how fast Neologic Animation’s marketing campaign can move. In most of these large urban areas, province-level and city-level agencies will be set up, whereas county-level agencies will not be set up.

  Initially market in Yangtze River Delta (End 2010)

       a. Includes Shanghai, Zhejiang and Jiangsu Provinces

       b. Focus on large urban areas with high-speed internet

       c. County-level agencies will be established

  Expand toward south Guangdong Province (2011 – 2012)
  Pearl River Delta Region – Shenzhen, Dongguan, Guangzhou, Zhuhai, Zhongshan, Huizhou
  Potential market is even greater than Yangtze Delta

  If project is successful initially, can go national (2013 – 2015)
  Northeast: Beijing, Tianjin, Harbin, Dalian
  Central and West: Hubei, Xi’an, Hunan, Sichuan, etc.

  Image and Brand Promotion
  Zhejiang Children’s Channel Advertising and holding live media events
  Chinese Variety Shows – attracting parents and children

  Membership Promotion
  Large scale activity promotions where parents and children can participate
  We intend to offer memberships and discounts as prizes

  Vacation Marketing
  Summer and winter camp education marketing
  Offer a “taste” of what website can offer

  Word of Mouth Viral Marketing

Our objective in marketing our Internet software to the masses depends in large part on its sales abilities in youth activity centers. A very large number of primary school students attend after-school instruction institutions in some way, whether it be athletic activity related centers, tutoring centers, supplementary school lessons, or some other program-specific institution.

We have devised a plan how to team up with these agencies in order to gain access to their clientele as well as offer them the benefit of using the company’s software in order to enhance their educational programs and bring in more customers. Effectively, the plan offers a win-win situation for our Company and our agents and will increase revenue significantly for its partners. Once students begin showing interest in the website itself, it will not take long for parents and after-school instructors to see the results in not only the child’s overall performance, but perhaps more importantly the child’s willingness and desire to continue learning. This is the part that will amaze parent’s the most.

The training centers have become quite popular over the last decade due to several reasons. The primary reason is the aspirations of parents to have children succeed early in their studies in order to get ahead of their class as quickly as possible.

China’s education sector, beginning in pre-school all the way until the level of higher education is extremely competitive among parents. This is mainly due to the fact that China is very overpopulated and just “getting by” isn’t acceptable in order to sustain one’s lifestyle and have a successful life. Parents in China always want their children to be learning and studying, which leaves very little to no leisure time for their children. This can be very detrimental to the child’s welfare, causing some to “burn out” and seek entertainment on the Internet. Training centers have helped bridge the gap between education and leisure, but very few have been successful in a child’s eye to being a fun and entertaining place to go. This is where Naniya World comes in, effectively bridging the gap completely between education, entertainment and leisure.

Other reasons for training centers becoming popular recently include their reliance on government subsidies. Many local and provincial Chinese governments invest heavily in education in schools and in after-school programs. Some training centers receive substantial funding from local governments, some based on performance merit, and some based on relationships they have with officials. These subsidies allow for low-cost tuition for parents, which have proven to be a crucial incentive to send their children to these institutions.

These youth centers have also proven to be reliable in their training methods. Although, traditionally their subject materials and methods of teaching lack excitement for the children, they have boosted student scores. These centers also keep children from wasting their time after school in less productive atmospheres. Since the subject material either complements or supplements school study, it is easy for the child to lose focus and become distracted with other things that they may be thinking of. With the advent of the Naniya World website, children will keep their focus and maintain their thought process to tackle challenges.

The relationships that our Company creates with training institutions will be key to the development of the company. Many of the training institutions have large numbers of students. Training centers have to initially get the approval of parents in order to actively train their children with the website’s content. Initially, we will choose to partner with large and medium-sized institutions as a foundation to spread the word of the material. Once it has become known that the website is extremely effective in a child’s development, other training centers will naturally want to be a part of the process, and creating relationships with those centers will be significantly easier and will use fewer resources. Ultimately, the goal of setting up relationships with training centers is to franchise the software out to their center. They will become direct franchisees in the respect that they will be completely responsible for the child’s after-school education, including developing their own on-line and off-line supporting roles.

Competition

We estimate that there are hundreds of companies operating in China and abroad in the area of Chinese language online children’s education, entertainment and gaming.  However, owing to the relatively low barriers to entry in this sector, the quality of products and services offered by many of those companies is low.  On the other hand, certain companies, such as Joyful School Net, offer comparatively well developed and sophisticated content and have an established following.

The Naniya World website has numerous advantages over its competitors. The main advantage of the website, as previously explained, is the fact that it uses more exciting and fun ways for children to study. The website takes key points, challenging problems, and questionable points as a basis to arrange games. The site distinctively avoids repetition, as it is known to reduce interest in studying. Other traditional models of afterschool education institutions use synchronized classroom practice as a model to arrange games, which child psychologists say will invoke a feeling of repetition amongst children.

We also believe that we will have a distinct marketing advantage that with regards to site development. The company  will use local training centers in various regions throughout China to carry out promotional events and activities. Sales promotions are targeted towards parents of primary school students rather than the students themselves. This is due to the fact that children in this age group generally do not have any right to make such purchases. After-school training centers are therefore a very effective method to execute promotions, especially when parents are around with their children. Other after-school websites, such as Joyful School Net use schools themselves as a promotion for their site. This is generally ineffective because parents are usually not at the schools. We expect that by 2015, there will be 100 training companies that will be affiliated with the website and will provide promotion.

One other advantage that we believe will distinguish us from competitors will be our expert team of child psychologists and primary school educational specialists. The primary theory research and support team will be made up of educational psychology experts from the Chinese Academy of Science Psychology Research Institute, Beijing Normal University and Zhejiang University. We believe that the credentials of our experts will help establish a strong following for Naniya World among parents, educators, and leading after-school educational institution in China.

Research and Development

During the year ended December 31, 2011 we did not spend any significant amounts on research and development.  If we are able to raise sufficient financing, which is uncertain, we anticipate that we will incur $175,000 in expenses on research and development of our website and various applications associated with our business during the year ended December 31, 2012.

Employees

We are a development stage company and currently have no full time employees.  Each of our officers and directors provides their services on a consulting basis.  We have not entered into any formal agreements with our officers and directors regarding the terms of their service to the Company.

Intellectual Property

Our intellectual property is under development.  We have not registered for the protection of any intellectual property related to your business.

Governmental Regulations

We are subject to a number of foreign and PRC laws and regulations that affect companies conducting business on the internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. We face risks from some of the proposed legislation that could be passed in the future.

We also face risks due to government failure to preserve the internet’s basic neutrality as to the services and sites that users can access through their broadband service providers. Such a failure to enforce network neutrality could limit the internet’s pace of innovation and the ability of large competitors, small businesses and entrepreneurs to develop and deliver new products, features and services, which could harm our business.

We are also subject to PRC and foreign laws regarding privacy and protection of user data. We intend to post on our web site our privacy policies and practices concerning the use and disclosure of user data.

Environmental Compliance

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Reports to Security Holders

We are subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next 12 months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

  our ability to complete the research and development of our planned products and services;
  our ability to attract customers to our products and services;
  our ability to develop and continually update our website and content;
  our ability to procure and maintain on commercially reasonable terms relationships with third parties to integrate and maintain our payment process and service mediums;
  our ability to identify and pursue mediums through which we will be able to market our services;
  our ability to generate revenues through our customers; and
  our ability to manage growth by managing administrative overhead.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating significant revenues. We cannot guarantee that we will be successful in generating significant revenues in the future. Failure to generate revenues which are greater than our expenses will cause you to lose your investment.

If we cannot prevent other companies from infringing on our technologies or trademark, we may not achieve profitability and you may lose your investment.

Our success is heavily dependent upon market awareness and exposure. To protect our proprietary software and content, we rely principally upon copyright and trade secret protection.  To protect our trademark, we intend to rely on trademark registration in China and in any other jurisdiction in which we offer our products and services.  All proprietary information that can be copyrighted is marked as such.  There can be no assurance that the steps taken by us in this regard will be adequate to prevent misappropriation or independent third-party development of our technology. Further, the laws of China, where we anticipate licensing our technologies and products, do not protect software and intellectual property rights to the same extent as the laws of the United States. Although we intend to include in our website mechanisms to prevent or inhibit unauthorized copying and use, these mechanisms may curb, but will not safeguard against copying or unauthorized use. . If unauthorized copying or misuse of our products were to occur, our business and results of operations could be materially adversely affected.

While the disclosure and use of our proprietary software and content are generally controlled under agreements with the parties involved, there can be no assurance that all confidentiality agreements will be honored, that others will not independently develop similar or superior technology, that disputes will not arise concerning the ownership of intellectual property, or that dissemination of our proprietary software, content, or related know-how and trade secrets will not occur. Further, if an infringement claim is brought against us, litigation would be costly and time consuming, but may be necessary to protect our proprietary rights and to defend ourselves. We could incur substantial costs and diversion of management resources in the defense of any claims relating to the proprietary rights of others or in asserting claims against others.  If we cannot prevent other companies from infringing on our software and content, we may not achieve profitability and you may lose your investment.

If we are subject to intellectual property rights claims which may be costly to defend, could require the payment of damages and could limit our ability to use certain technologies in the future we may not generate sufficient revenues or achieve profitability.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. We may be subject to intellectual property rights claims in the future and our software or content may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using software or content found to be in violation of a third party’s rights. We may have to seek a license for the intellectual property, which may not be available on reasonable terms and may significantly increase our operating expenses. The intellectual property also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing software or content, which could require significant effort and expense. If we cannot license or develop alternative intellectual property for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and prevent us from generating sufficient revenue or achieving profitability.

Changing consumer preferences will require periodic product introduction.  If we are unable to continually meet consumer preferences we may not generate significant revenues.

As a result of changing consumer preferences, many websites and website-based products and services are successfully marketed for a limited period of time. Even if our products and services become popular, there can be no assurance that any of our education or gaming products will continue to be popular for a period of time. Our success will be dependent upon our ability to develop new and improved services. Our failure to introduce new features and content to achieve and sustain market acceptance could result in us being unable to continually meet consumer preferences and generating significant revenues.

If we do not attract customers to our website or interactive services on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

Our success depends on our ability to attract customers to our website and web-based products and services on cost-effective terms. Our strategy to attract customers to our website, which has not been formalized or implemented, includes direct marketing to administrators of public and private education and childcare institutions and services providers, television marketing, infomercials, viral marketing, the practice of generating "buzz" among Internet users in our products through the developing and maintaining weblogs or "blogs", online journals that are updated frequently and available to the public, postings on online social networking communities, and amateur websites, and other methods of getting Internet users to refer others to our website and web-based products and services by e-mail or word of mouth; search engine optimization, marketing our website via search engines by purchasing sponsored placement in search results; and entering into affiliate marketing relationships with website providers to increase our access to Internet consumers. We expect to rely on word of mouth marketing as the primary source of traffic to our website, with search engine optimization and affiliate marketing as secondary sources. Our marketing strategy may not be enough to attract sufficient traffic to our website or telephone services.  We do not currently employ any personnel specifically assigned to the marketing of our products or services. If we do not attract customers to our website or web-based products or services on cost-effective terms, we will not make a profit, which ultimately will result in a cessation of operations.

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively, generate sufficient revenues and achieve profitability.

Our performance and future success depends on the talents and efforts of highly skilled individuals who will be designing, producing, and marketing our products and services to our customers. We will need to continue to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization. Our continued ability to compete effectively depends on our ability to attract new psychics and to retain and motivate our existing consultants.

As competition in our industry intensifies, it may be more difficult for us to hire, motivate and retain highly skilled personnel. If we do not succeed in attracting additional highly skilled personnel or retaining or motivating our existing personnel, we may be unable to grow effectively generate sufficient revenues and achieve profitability.

Our business depends substantially on the continuing efforts of our executive officers, and our business may be severely disrupted if we lose their services.

We believe that our success is largely dependent up on the continued service of the member of our management team, who are critical to establishing our corporate strategies and focus, and ensuring our continued growth. Our continued success will depend on our ability to attract and retain a qualified and competent management team in order to manage our existing operations and support our expansions plans. Although this possibility is low, if any of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all.  Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers.  In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers

Our business depends partially on the development and maintenance of the Internet infrastructure. Outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services and reduce our revenues.

The success of our services will depend partially on the development and maintenance of the Internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity, and security, as well as timely development of complementary products, for providing reliable Internet access and services. The Internet has experienced, and is likely to continue to experience, significant growth in the numbers of users and amount of traffic. The Internet infrastructure may be unable to support such demands. In addition, increasing numbers of users, increasing bandwidth requirements, or problems caused by “viruses,” “worms,” and similar programs may harm the performance of the Internet. The backbone computers of the Internet have been the targets of such programs. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of Internet usage generally as well as the level of usage of our services and reduce our revenues.

Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

Our ability to provide our products and services depends on the continuing operation of our planned information technology and communications systems. Any damage to or failure of our systems could interrupt our service. Service interruptions could reduce our revenues and profits, and damage our brand if our system is perceived to be unreliable. Our systems are vulnerable to damage or interruption as a result of terrorist attacks, war, earthquakes, floods, fires, power loss, telecommunications failures, computer viruses, interruptions in access to our website through the use of “denial of service” or similar attacks, hacking or other attempts to harm our systems, and similar events. Our servers, which we anticipate will be hosted at third-party internet data centers, will also be vulnerable to break-ins, sabotage and vandalism, and disaster recovery planning may not account for all possible scenarios. The occurrence of a natural disaster or a closure of an internet data center by a third-party provider without adequate notice could result in lengthy service interruptions.  Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products and services, which could damage our reputation and harm our operating results.

If our software contains undetected errors, we could lose the confidence of users, resulting in loss of customers and a reduction of revenue.

Our online systems, including our website and other software applications and products, could contain undetected errors or “bugs” that could adversely affect their performance. We will be required to regularly update and enhance our website and our other online systems and introduce new versions of our software products and applications. The occurrence of errors in any of these may cause us to lose market share, damage our reputation and brand name, and reduce our revenues.

If the security measures that we use to protect their personal information, such as credit card numbers, are ineffective, our customers may lose their confidence in our website and stop visiting them.  This may result in a reduction in revenues and increase our operating expenses, which would prevent us from achieving profitability.

Any breach in our website security could expose us to a risk of loss or litigation and possible liability. We anticipate that we will rely on encryption and authentication technology licensed from third parties to provide secure transmission of confidential information. As a result of advances in computer capabilities, new discoveries in the field of cryptography or other developments, a compromise or breach of our security precautions may occur. A compromise in our proposed security could severely harm our business. A party who is able to circumvent our proposed security measures could misappropriate proprietary information, including customer credit card information, or cause interruptions in the operation of our website. We may be required to spend significant funds and other resources to protect against the threat of security breaches or to alleviate problems caused by these breaches. However, protection may not be available at a reasonable price, or at all. Concerns regarding the security of e-commerce and the privacy of users may also inhibit the growth of the Internet as a means of conducting commercial transactions. This may result in a reduction in revenues and increase our operating expenses, which would prevent us from achieving profitability.

We will rely mainly on third party service providers and other payment processing companies to collect our revenue.  If we are unable to collect revenue generated by our customers from these processing companies, we may not be able to realize any revenues and our business may fail.

The majority of our revenues will be generated by customers who will submit their payment to third party service providers such as telephone companies, or payment processing company, such as those which process online credit card payments.  There is a potential risk that these third party service providers and payment processing companies may not release our portion of the payments made by our customers in a timely manner or at all.  If we are not able to repatriate funds paid by our customers to third party service providers or payment processing companies, we will not be able to achieve profitability and our business may fail.

RISKS RELATED TO OWNERSHIP OF OUR SECURITIES

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

	variations in our operating results;
	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
	changes in operating and stock price performance of other companies in our industry;
	additions or departures of key personnel; and
	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although our common share’s trading volume increase significantly recently, it has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

If we are currently listed on the Over-the-Counter Bulletin Board quotation system and our common stock is subject to “penny stock” rules which could negatively impact our liquidity and our shareholders’ ability to sell their shares.

Our common stock is currently quoted on the Over-the-counter Bulletin Board. We must comply with numerous NASDAQ MarketPlace rules in order to maintain the listing of our common stock on the Over-the-counter Bulletin Board. There can be no assurance that we can continue to meet the requirements to maintain the quotation on the Over-the-counter Bulletin Board listing of our common stock. If we are unable to maintain our listing on the Over-the-counter Bulletin Board, the market liquidity of our common stock may be severely limited.

Volatility in Our Common Share Price May Subject Us to Securities Litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The Elimination of Monetary Liability Against our Directors, Officers and Employees under Nevada law and the Existence of Indemnification Rights of our Directors, Officers and Employees May Result in Substantial Expenditures by our Company and may Discourage Lawsuits Against our Directors, Officers and Employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders; however, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

In the future, we may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and NASDAQ, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses.  We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the Financial Statements and Notes thereto of PFN Holdings appearing elsewhere in this Current Report. The following discussion contains forward-looking statements relating to future events or our future performance. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this prospectus. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

Limited Operating History

                There is limited historical financial information about us upon which to base an evaluation of our performance. We are a development stage corporation with nominal operations.  We have not generated any revenues from operations and cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the development of our products and services, and no arrangements in place for the financing of our development.

We were incorporated in Nevada on January 26, 2006 under the name Henix Resources, Inc.   On December 16, 2010, we changed our name to China Forest Energy Corp. by way of a merger with our wholly-owned subsidiary China Forest Energy Corp. which was formed for the sole purpose of the change of name.  In addition to our change of name, we effected a nine (9) for one (1) forward split of our authorized and issued and outstanding common shares.  Our preferred shares were not affected by the stock split.

Effective January 25, 2012, we changed our name to Narnia Corp. In addition, we effected a 1-for-9 forward stock split of our issued and outstanding common shares. Upon effect of the forward stock split our issued and outstanding shares increased from 18,081,000 to 162,729,000 shares of common stock.  Also effective January 25, 2012, our authorized capital decreased from 900,000,000 shares of common stock to 400,000,000 shares of common stock, with a par value of $0.00001. Our preferred shares remain unchanged.  Effective May 11, 2012, we changed our name to Neologic Animation Inc to better fit our business strategy.

Effective May 14, 2012, we acquired 100% of Full East International Limited (“Full East”), a British Virgin Islands corporation. Through its subsidiaries Full East provides a range of goods and services in the areas of information technology and interactive education.  The acquisition was carried out in accordance with a Share Exchange Agreement dated May 14, 2012 (the “Exchange Agreement”) among our Company, Full East, and the selling shareholders (the “Selling Shareholders”) of Full East, being Hongxiao Zhang, our President, Chief Executive Officer, and Director, Yongfu Zhu, our Director, Tao Yuedan, and Kotni Ramasankara Rao.

Full East was incorporated in the British Virgin Islands on May 4, 2011. It has the expertise in the business of providing advisory and services in developing, marketing, and distributing educational cards used as a tool to educate children through the means of online games.  Full East has one wholly owned subsidiary, Hangzhou Naniya Technology Co., Ltd. (“Naniya”), a wholly-owned foreign enterprise (“WOFE”) established on July 7, 2011, and organized under the laws of the People’s Republic of China (the “PRC”). Naniya's main business is information technology consulting, technology project planning, non-cultural education and training for children and adults; computer software, electronic products, technology development, technical services and technical advice.

As of the Closing Date we had 185,000,000shares issued and outstanding.  There are no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating us to issue any additional shares of our common stock.

As a consequence of Full East becoming our wholly owned subsidiary, we have adopted the business of Full East as operated by its wholly owned subsidiary Naniya, and its contractually controlled subsidiary, Xuerun, both of which operate exclusively in the PRC.  Because we have adopted the business of Full East and its subsidiaries, all references in this report to “Neologic”, the “Company”, “we”, “us”, “our” and similar terms refer collectively to Neologic Animation Inc., Full East, Naniya and Xuerun.  Additionally, the consolidated financial statements in this report include the accounts of Full East, Naniya, and Xuerun, for which we are the primary beneficiary. All inter-company accounts and transactions have been eliminated in consolidation.

Results of operations for Full East

From Inception on May 4, 2011 to December 31, 2011

For the period from May 4, 2011 (inception) to December 31, 2011, Full East reported no revenue. Total expenses for the period were $16,464  consisting of entirely of general and administrative expenses.  Full East’s general and administrative expenses represent expenses incurred for general administration, legal and accounting services, and bank service charges.

As of December 31, 2011, Full East had nominal cash of $1,976 and no other assets.  Full East’s total liabilities were $1,763, comprised entirely of a related party payable.

Liquidity and capital resources

On May 4, 2011, Full East issued 50,000 shares of common stock to the company’s founders at a value of $50,000 ($1 per share).  As of December 31, 2011, Full East had not received payment for the subscription.  The $50,000 has been recorded as a subscription receivable.

During the period ended December 31, 2011, Full East received cash contributions of $16,646 from its officers as contributed capital to pay start-up costs and other operating expenses.

As of December 31, 2011, Full East had nominal cash on hand of $1,976

Full East’s financial statements have been prepared on a going concern basis, which implies Full East will continue to realize its assets and discharge its liabilities in the normal course of business. Since inception, Full East has not generated revenues and has not paid any dividends and is unlikely to either pay dividends or generate revenues in the immediate or foreseeable future. The continuation of Full East as a going concern is dependent upon the continued financial support from its shareholders, the ability of Full East to obtain necessary equity financing, Full East’s success in acquiring interests in properties that have economically recoverable reserves, and the attainment of profitable operations. As at December 31, 2011, Full East has not generated revenues and has accumulated losses totaling $16,459 since inception. These factors raise substantial doubt regarding Full East’s ability to continue as a going concern. Full East’s financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should Full East be unable to continue as a going concern.

Plan of Operation and Funding

We have little cash on hand, no financing arrangements and no lines of credit or other bank financing arrangements.  There can be no assurance that we will be able to close any financing and if we do close any financings, there can be no assurance that they will be sufficient to meet our needs for the upcoming 12 months.

In order to execute our business plan, we estimate that we will require approximately $1,300,000 over the next 12 months.  However, we estimate that we will require approximately $70,000 in order to sustain our basic operations and meet our public reporting requirements for the same 12 month period.  In the event that we are unable to raise sufficient financing to execute our business plan, we will downscale our business plan and operations as required by our budgetary limitations.

Our working capital requirements are expected to increase in line with the growth of our business.

We estimate that our expenses over the next 12 months will be approximately $1,100,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	80,000
Website and app development	4 months	175,000
Management and consulting costs	12 months	275,000
Marketing	8 months	400,000
Acquisition of fixed assets	12 months	100,000
General and administrative expenses	12 months	70,000
Total		1,100,000

We have no lines of credit or other bank financing arrangements.   Generally, we have financed operations to date through advances and loans from shareholders and related parties. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to developmental expenses associated with a start-up business. (ii) expansion of server facilities, technical support, and related infrastructure; and (iii) expansion of our marketing campaign. We intend to finance these expenses with further issuances of securities, and debt issuances. We require additional capital and generate revenues to meet both our immediate, short-term, long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to sustain our operations, develop our business, or take advantage of prospective new business endeavours or opportunities, which could significantly and materially restrict our business operations or cause our business to fail. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We have and will continue to seek to obtain short-term loans from our directors, although no future arrangement for additional loans has been made. We do not have any agreements with our directors concerning these loans. We do not have any arrangements in place for any future equity financing.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Critical Accounting Policies

Basis of preparation

The accompanying consolidated financial statements have been prepared by Full East in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these financial statements include all adjustments, which, unless otherwise disclosed, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. Full East’s fiscal year end is December 31.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting year. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Foreign currency translation

The functional currencies of Naniya and Xuerun are the Chinese Renminbi (“RMB”), and the functional currency of Full East is the U.S. dollar (“USD”). Full East maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of certain subsidiaries, which are prepared in RMB, are translated into Full East’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in the owners’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period	Rate as of December 31, 2011	Average Rate
From May 4, 2011 (inception) to December 31, 2011	6.35230	6.45540

19

FINANCIAL STATEMENTS

The audited financial statements of Full East International Ltd. and Subsidiaries for the period from May 4, 2011 (Inception) to December 31, 2011 and unaudited pro forma financial statements have been included as follows, commencing on page F-1.

Report of Independent Registered Public Accounting Firm................................................................................................ F–1

Balance Sheet............................................................................................................................................................................... F–2

Statement of Operations and Comprehensive Loss............................................................................................................... F–3

Statement of Stockholders’ Equity........................................................................................................................................... F–4

Statement of Cash Flows............................................................................................................................................................ F–5

Notes to the Financial Statements............................................................................................................................................ F–6

Unaudited Pro Forma Financial Statements........................................................................................................................... F–12

20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

   Full East International Ltd.

(A Development Stage Company)

   Xinjian Township, Zhejiang

   P.R. China

We have audited the consolidated balance sheet of Full East International Ltd. (a development stage company) (the “Company”) as of December 31, 2011 and the related consolidated  statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for the period from May 4, 2011 (inception) to December 31, 2011.  These  consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform each audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated  financial statements referred to above present fairly, in all material respects, the financial position of Full East Ltd. as of December 31, 2011, and the results of their operations and their cash flows for the period from May 4, 2011 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated  financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated  financial statements, the Company has an accumulated deficit as of December 31, 2011, limited liquidity and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs, which raises substantial doubt about its ability to continue as a going concern.  The consolidated  financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

May 17, 2012

Full East International Ltd.
(A Development Stage Company)

Consolidated Balance Sheet

As of December 31, 2011

Assets
Current Assets:
Cash and cash equivalents	$1,976
Total Assets	$1,976

Liabilities and Shareholders' Equity
Current Liabilities:
Due to related parties	$1,763
Total Liabilities	1,763

Stockholders' Equity
Common stock, $1 par value, 50,000 shares authorized, 50,000 shares issued and outstanding	50,000
Additional paid-in capital	16,646
Subscription receivables	(50,000)
Accumulated other comprehensive income	26
Accumulated deficit	(16,459)
Total Stockholders' Equity	213
Total Liabilities & Stockholders' Equity	$1,976

The accompanying notes are an integral part of these consolidated financial statements.

Full East International Ltd.
(A Development Stage Company)

Consolidated Statement of Operations and Comprehensive Loss

For the Period From May 4, 2011 (Inception) to December 31, 2011

Revenues	$–
Cost of Revenue	–
Gross Profit	–

Operating Expenses
General and administrative	16,464
Total operating expenses	16,464

Operating loss	(16,464)

Other income:
Interest income	5
Total other income	5

Net loss	$(16,459)

Other Comprehensive Income:
Foreign currency translation	26
Total comprehensive loss	$(16,433)

Loss per share - basic and diluted	$(0.33)

Weighted-average shares outstanding - basic and diluted	50,000

The accompanying notes are an integral part of these consolidated financial statements.

Full East International Ltd.
 (A Development Stage Company)

 Consolidated Statement of Changes in Stockholders' Equity

 For the Period From May 4, 2011 (Inception) to December 31, 2011

			Additional		Accumulated Other		Total
	Common Stock		Paid-in	Subscription	Comprehensive	Accumulated	Stockholders'
	Share	Amount	Capital	Receivables	Income	Deficit	Equity
Balances at May 4, 2011 (inception)	–	$ –	$ –	$ –	$ –	$ –	$ –

Subscription receivables from shareholders	50,000	50,000	–	(50,000)	–	–	–
Cash contributions from shareholders	–	–	16,646	–	–	–	16,646
Foreign currency translation adjustment	–	–	–	–	26	–	26
Net loss	–	–	–	–	–	(16,459)	(16,459)
Balances at December 31, 2011	50,000	$ 50,000	$ 16,646	$ (50,000)	$ 26	$ (16,459)	$ 213

The accompanying notes are an integral part of these consolidated financial statements.

Full East International Ltd.

 (A Development Stage Company)

 Consolidated Statement of Cash Flows

 For the Period From May 4, 2011 (Inception) to December 31, 2011

Cash Flows From Operating Activities
Net loss	$(16,459)
Adjustments to reconcile net loss to net cash used in operating activities:
Due to related parties	1,763
Net cash used in operating activities	(14,696)

Cash Flows From Financing Activities
Cash contributions from shareholders	16,646
Net cash provided by financing activities	16,646

Effect of exchange rate on currency	26

Net increase in cash and cash equivalents	1,976
Cash and cash equivalents, beginning of period	–
Cash and cash equivalents, end of period	$1,976

Supplemental disclosure information:
Income taxes paid	$–
Interest paid	–

Non-cash investing and financing activities:
Common stock issued for subscription receivable	$50,000

The accompanying notes are an integral part of these consolidated financial statements.

FULL EAST INTERNATIONAL LTD.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS AND ORGANIZATION

Full East International Ltd. (“Full East” or the “Company”) was incorporated in the British Virgin Islands on May 4, 2011. It has the expertise in the business of providing advisory services in developing, marketing, and distributing EduCards  used as a tool to educate children through the means of online games.

Full East is a holding company with no operations other than acting as a holding company for its wholly owned subsidiary, Hangzhou Naniya Technology Co., Ltd. (“Naniya”), a wholly-owned foreign enterprise (“WOFE”) established on July 7, 2011, and organized under the laws of the People’s Republic of China (the “PRC”). Naniya's main business is information technology consulting, technology project planning, and outcome of the transfer; non-cultural education and training for adults; computer hardware, electronic products, technology development, technical services and technical advice.

Full East also holds a controlling contractual interest in Hangzhou Xuerun Education & Technology, Ltd. (“Xuerun”).  Xuerun was incorporated in the City of Hangzhou, Province of Zhejiang, People’s Republic of China on July 5, 2011.  Xuerun's main business is engaged in creating online educational games for students who are in primary school and middle school in China and is in the development and creation of a website to educate children how to develop and hone their creative skills through interactive educational games that incorporate Adobe Flash. The games incorporate a curriculum that has been extremely well thought-out and has been developed by some of China’s top professors and child psychology experts. It sets itself apart from other after school programs in China because it deviates from the traditional ways of Chinese education, which incorporate dull and boring ways of teaching, causing children to act in generally the same manner and have similar thought processes. By stimulating the child’s thought processes; the child’s attention is focused on the subject at hand.

On July 7, 2011, Full East signed a series of contractual agreements with Xuerun and its shareholders. The following agreements were entered into concurrent with the Share Exchange Agreement:

(a) Business Cooperation Agreement

Full East has assigned its rights and obligations under the Business Operating Agreement to Xuerun. Pursuant to the provisions of the Business Operating Agreement, Xuerun retained the services of Full East relation to the current and proposed operations of Xuerun's business in China ("Full East's Services"). Under the Business Operating Agreement, Xuerun will remit an annual consulting fee equal to 100% of its annual revenues after deduction of direct operating costs, expenses and taxes in consideration of Full East's services.

FULL EAST INTERNATIONAL LTD.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

(b) Consulting Services Agreement

Full East assigned all of its right, title and interest in and to the Business Operating Agreement and Xuerun agreed to assume all of Full East's obligations under the Business Operating Agreement.

(c) Exclusive Option Agreement

The shareholders of Xuerun, irrevocably granted to Full East or its designated party an exclusive option to purchase, to the extent permitted by China law, a portion or all of their respective equity interests in Xuerun for a purchase price equal to the lowest price permissible under the applicable laws. Full East or its designated party has the sole discretion to decide when to exercise the option, whether in part or in full.

(d) Equity Pledge Agreement

The shareholders of Xuerun pledged all of their equity interests in Xuerun to guarantee the performance of Xuerun in its obligations under the Consulting Services Agreement. If Xuerun or any of its shareholders breaches his/her respective contractual obligations under this agreement, or upon the occurrence of one of the events regarded as an event of default under each such agreement, Full East, as pledgee, will be entitled to certain rights, including the right to dispose of the pledged equity interests. The shareholders of Xuerun agree not to dispose of the pledged equity interests or take any actions that would prejudice Full East's interest, and to notify the Company of any events or upon receipt of any notices which may affect Full East's interest in the pledge. The term of the Pledges shall last until all obligations under the Exclusive Business Operating Agreement have been satisfied by Xuerun.

(e) Voting Rights Proxy Agreement

The shareholders of Xuerun agrees to irrevocably grant to Board of Directors of Full East a proxy to vote all of Xuerun's shares for the maximum period of time permitted by PRC law in consideration of the issuance to Xuerun's shares and for other good and valuation consideration. Full East may from time to time establish and amend rules to govern how it shall exercise the powers granted to it by Xuerun herein, including, but not limited to, the number or percentage of directors of Full East which shall be required to authorize or take any action and to sign documents evidencing the taking of such action, and Full East shall only take action in accordance with such rules.

Xuerun shall appoint the person designated by Full East with the voting rights held by Xuerun. Xuerun shall not transfer its equity interests to any individual or company (other than Full East or the individuals or entities designated by Full East). Xuerun acknowledges that it will continue to perform this Proxy Agreement even if one or more than one of them no longer hold the equity interests.

FULL EAST INTERNATIONAL LTD.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

To summarize the paragraphs above, the organization and ownership structure of the Company is currently as follows:

Full East International Ltd., a British Virgin Island company

                                                (100% WOFE)                                                                                                   (100% through contractual agreements)

Hangzhou Naniya Technology, a PRC company	Hangzhou Xuerun Education & Technology Ltd., a PRC company

Development Stage and Going Concern

The Company is presently in the development stage with no revenue. Accordingly, all of the Company’s operating results and cash flows reported in the accompanying financial statements are considered to be those arising from the development stage activities and represent the ‘cumulative from inception’ amounts from its development stage activities.

The Company has incurred net operating losses since inception. The Company faces all the risks common to companies that are relatively new, including under capitalization and uncertainty of funding sources, high initial expenditure levels, uncertain revenue streams, and difficulties in managing growth. At December 31, 2011, the Company has accumulated losses of $16,459.. These factors among others indicate that the Company may be unable to continue as a going concern, particularly in the event that we cannot obtain additional financing and/or attain profitable operations.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if the Company cannot continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of preparation

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, these financial statements include all adjustments, which, unless otherwise disclosed, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The Company’s fiscal year end is December 31.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant inter-company transactions have been eliminated in consolidation.

FULL EAST INTERNATIONAL LTD.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting year. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in PRC, Hong Kong, and all highly-liquid investments with original maturities of three months or less at the time of purchase.  Banks and other financial institutions in PRC do not provide insurance for funds held on deposit.

Income taxes

The Company uses the asset and liability method in accounting for income taxes.  Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

Related parties

A party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

FULL EAST INTERNATIONAL LTD.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

Foreign currency translation

The functional currencies of Naniya and Xuerun are the Chinese Renminbi (“RMB”), and the functional currency of Full East is the U.S. dollar (“USD”). The Company maintains its financial statements using the functional currency. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of certain subsidiaries, which are prepared in RMB, are translated into the Company’s reporting currency, USD. Balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and income and expense accounts are translated using the average exchange rate prevailing during the reporting period. Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in the owners’ equity.

The exchange rates used for foreign currency translation were as follows (USD$1 = RMB):

Period	Rate as of December 31, 2011	Average Rate
From May 4, 2011 (inception) to December 31, 2011	6.35230	6.45540

Net loss per common share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, the diluted weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

Subsequent events

The Company reviewed all material events through the date that these financial statements were available to be issued (May 17, 2012) and there were no material subsequent events to report.

FULL EAST INTERNATIONAL LTD.
(A DEVELOPMENT STAGE COMPANY)
Notes to Consolidated Financial Statements

New accounting pronouncements

The Company does not expect adoption of the new accounting pronouncements will have a material effect on the Company’s financial statements.

NOTE 3 – RELATED PARTY TRANSACTIONS

At December 31, 2011, the Company had a payable of $1,763 due to its related parties. The balance was related to the expenditures paid by the shareholders on behalf of the Company that are subject to reimbursements.

Currently, the Company is occupying space provided by a shareholder free of charge.

NOTE 4 – STOCKHOLDERS' EQUITY

On May 4, 2011, the Company issued 50,000 shares of common stock to the Company’s founders at a value of $50,000 ($1 per share) and the Company has not received the cash as of December 31, 2011.

During the period ended December 31, 2011, the Company received cash contributions of $16,646 from its officers as contributed capital to pay the start-up costs and other operating expenses.

The Company has not issued any options or warrants as of December 31, 2011.

NOTE 5 – OPERATING RISKS

Concentration of credit risk

The Company maintains cash balances at various financial institutions in the PRC that do not provide insurance for amounts on deposit. The Company operates principally in the PRC and grants credit to its customers. Although the PRC is economically stable, it is always possible that unanticipated events both domestically and in foreign countries could disrupt the operations of the Company or its customers.

FULL EAST INTERNATIONAL LTD.

(A DEVELOPMENT STAGE COMPANY)

Notes to Consolidated Financial Statements

Country risk

The Company has investments in the PRC. The operating results of the Company may be adversely affected by changes in the political and social conditions in the PRC and by changes in Chinese government policies with respect to laws and regulations, anti-inflationary measures, currency conversion, international remittances and rates and methods of taxation, among other things. The Company can give no assurance that those changes in political and other conditions will not result in have a material adverse effect upon the Company’s business and financial condition.

NOTE 6 – SUBSEQUENT EVENTS

On May 14, 2012, Neologic Animation Inc. (formerly Narnia Corp) (“Neologic”) issued 100,000,000 shares of common stock in exchange for all 50,000 shares held by Full East's shareholders.  Neologic cancelled 77,729,000 shares of common stock held by Yongfu Zhu.

PRO FORMA COMBINED FINANCIAL STATEMENTS (UNAUDITED)

On May 14, 2012, Neologic Animation Inc. (formerly Narnia Corp.) (“Neologic”) issued 100,000,000 shares of common stock in exchange for all 50,000 shares held by Full East's shareholders.  Neologic cancelled 77,729,000 shares of common stock held by Yongfu Zhu.

The following unaudited pro forma combined financial statements and related notes are presented to show the effects of the acquisition of the reverse merger by Neologic with Full East.  The unaudited pro forma combined balance sheet and the unaudited pro forma combined statement of operations are derived from the consolidated financial statements of Neologic (formerly Narnia Corp.) as of January 31, 2012 and for the nine months ended January 31, 2012 and Full East Ltd.  As of December 31, 2010 and the period from May 4, 2011 (inception) to December 31, 2011.  The unaudited pro forma combined balance sheet is presented as if the merger had occurred as of January 31, 2012 (Neologic’s fiscal quarter-end).  The unaudited pro forma combined statement of operations is presented as if the merger had occurred at the beginning of Neologic Corp.’s 2012 fiscal year.

The pro forma combined balance sheet and statement of operations are presented for informational purposes only and are not necessarily indicative of the results of operations that actually would have been achieved had the sale been consummated as of that time, nor is it intended to be a projection of future results.  The unaudited pro forma combined financial information, including the notes thereto, should be read in conjunction with (1) the consolidated financial statements of Neologic Animations Inc. (formerly Narnia Corp.) included in its quarterly report on Form 10-Q for the nine months ended January 31, 2012, and (2) the accompanying financial statements of Full East International Ltd.

Neologic Animation Inc.

(formerly Narnia Corp.)

Pro Forma Combined Balance Sheet

(Unaudited)

	Neologic Animation Inc. as of January 31, 2012	Full East as of December 31, 2011	Pro forma Adjustments		Pro forma Combined
Assets
Current Assets:
Cash and cash equivalents	$298	$1,976	$–		$2,274
Total Assets	$298	$1,976	$–		$2,274

Liabilities and Shareholders' Equity (Deficit)
Current Liabilities:
Accounts payable	$16,766	$–	$–		$16,766
Note payable	38,500	–	–		38,500
Due to related parties	21,000	1,763	–		22,763
Total Liabilities	76,266	1,763	–		78,029

Stockholders' Equity (Deficit)
Preferred stock, $0.00001 par value; 100,000,000 shares authorized, none issued and outstanding	–	–	–		–
Common stock, $0.00001 par value, 400,000,000 shares authorized, 162,729,000 shares issued and outstanding	1,627	50,000	(777)	(a)	1,850
			1,000	(b)
			(50,000)	(c)
Additional paid-in capital(deficit)	182,073	16,646	777	(a)	(61,172)
			(1,000)	(b)
			(259,668)	(d)
Subscription receivable	–	(50,000)	50,000	(c)	–
Accumulated other comprehensive income	–	26			26
Accumulated deficit	(259,668)	(16,459)	259,668	(d)	(16,459)
Total Stockholders' Equity (Deficit)	(75,968)	213	–		(75,755)
Total Liabilities & Stockholders' Equity (Deficit)	$298	$1,976	$–		$2,274

Neologic Animation Inc.

(formerly Narnia Corp.)

Pro Forma Combined Statement of Operations

(Unaudited)

	Neologic Animation Inc. for the nine months ended January 31, 2012		Full East from May 4, 2011 (inception) to December 31, 2011		Pro forma Adjustments		Pro forma Combined

Revenues	$–		$–		$–		$–
Cost of Revenue	–		–		–		–
Gross Profit	–		–		–		–

Operating Expenses
General and administrative	35,479		16,464		–		51,943
Total operating expenses	35,479		16,464		–		51,943

Operating loss	(35,479)		(16,464)		–		(51,943)

Other income (expense):
Interest income	–		5		–		5
Interest expense	(2,586)		–		–		(2,586)
Total other income	(2,586)		5		–		(2,581)

Net loss	$(38,065)		$(16,459)		$–		$(54,524)

Other Comprehensive Income:
Foreign currency translation	–		26		–		26
Total comprehensive loss	$(38,065)		$(16,433)		$–		$(54,498)

Loss per share - basic and diluted	$(0.00)	$		$			$(0.00)
Weighted-average shares outstanding - basic and diluted	162,729,000				(77,729,000) 100,000,000	(a) (b)	185,000,000

Notes to pro forma financial statements

(a)     To record the cancellation of 77,729,000 shares of Neologic common stock held by Yongfu Zhu.

(b)     To record 100,000,000 shares of common stock issued to previous owners of Full East.

(c)     To reverse the subscription receivable from Full East shareholders after the share exchange.

(d)     To eliminate accumulated deficit of Neologic.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of May 14, 2012 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the #41 Huangcheng Road, Xinjian Township, Jinyun County Zhejiang, P.R. China.

Name and Address of Beneficial Owner(1)	Office	Amount and Nature of Beneficial Ownership	Percentage of Class(2)
Yongfu Zhu Cuizhuhuayuan, Jinyun County, Zhejiang Province, P.R. China	Former Chief Financial Officer, Treasurer, Secretary, President, and Chief Executive Officer, and Current Director	28,271,000	15.28%
Dr. Hongxiao Zhang Boyage, Jindihuayuan, Xihu District, Hangzhou, Zhejiang Province, P.R. China	President, Chief Executive Officer, Director	25,000,000	13.51%
Directors and Officers as a Group			28.79%
Tao Yuedan #90 Nantang Road, Jinyun County, Zhejiang Province, P.R. China	n/a	25,000,000	13.51%
Kotni Ramasankara Rao P.O. BOX 78018-00507 – 00507, Nairobi, Kenya	n/a	25,000,000	13.51%

(1)     Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on July 29, 2011.  As of July 29, 2011, there were 18,081,000 shares of our company’s common stock issued and outstanding.

(2)     Based on 185,000,000 common shares issued and outstanding as at May 14, 2012.

17

Changes in Control

We do not currently have any arrangements which, if consummated, may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Yongfu Zhu	42	Director
Hongxiao Zhang	35	President, Chief Executive Officer, Director

Yongfu Zhu, Director

     On September 5, 2008, Mr. Yongfu Zhu was appointed president, principal executive officer, treasurer, principal financial officer, principal accounting officer and secretary. Since August 2004, Mr. Zhu has been director, president and chief executive officer of APEX Pacific International Investments Limited, a BVI company. Apex is engaged in the business of international investments. Since September 1998, Mr. Zhu has been an education consultant and instructor for Xinjian Middle School located in Zhejiang, China. On January 6, 2011, Mr. Yongfu Zhu resignation as Company’s President and CEO, and on May 14, 2012, Mr. Zhu resigned as our Company’s, CFO, Treasurer and Secretary. He remains a director on our Board of Directors.

Hongxiao Zhang, President, Chief Executive Officer and Director

Dr. Hongxiao Zhang was appointed as our President, Chief Executive Officer and Director on November 3, 2012.  Dr. Zhang is a Doctor of Educational Philosophy and an Associate Professor. She earned her Ph.D. at the China Academy of Science. Dr. Zhang’s area of focus has been the educational psychology of seven to 14 year old students. She has published a vast amount of papers and articles regarding primary and middle school education and stimulation of the child’s thoughts and focus. She co-wrote and published the book “6S Learning Methods.” Over 100,000 copies were sold, mainly at State Xinhua Bookstores throughout China. She is one of the cofounders of of Hangzhou Naniya Technology Co., Ltd ] . Her other publications include:

  October 2005: Trinitarianism of Primary School Student Learning Environment (Journal of Cognitive Neuroscience)
  July 2007: Memory Methods of Developing Student from Poly-Intelligence (Psychological Bulletin)
  September 2006: Attention Training of Children Sensory Integration (Journal of Experimental Psychology)

 Significant Employees

Other than the foregoing named officers and directors, we do not have any employees who are key to our business and operations.

Family Relationships

There are no other family relationships among our board of directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.                   been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.                   had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.                   been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures,      commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.                   been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.                   been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.                   been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Year Ended December 31, 2011

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa-tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa-tion ($)	Total ($)
Zhengyu Wang(1) Former President, Chief Executive Officer, Chairman and Director	2011 2010 2009	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A
Yongfu Zhu(2) Former Chief Financial Officer, Treasurer, Secretary, President, and Chief Executive Officer and current Director	2011 2010 2009	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A
Dr. Hongxiao Zhang(3) President, Chief Executive Officer, Director	2011 2010 2009	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A	Nil N/A N/A

(1)                   Mr. Wang  was appointed president, chief executive officer and director of our company on January 6, 2011 and resigned on November 3, 2011.

(2)                   Mr. Zhu  was appointed president, chief executive officer, chief financial officer, treasurer, secretary and director on September 5, 2008 and resigned from his position as president and chief executive officer on January 6, 2011.  On May 14, 2012, he resigned has Secretary, Treasurer, and Chief Financial Officer.

(3)                   Dr. Zhang was appointed as our President, Chief Executive Officer, and Director on November 3, 2011.

Summary of Employment Agreements and Material Terms

We do not have currently any employment contract with our officers and directors.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2011, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan, although we anticipate that we will compensate our officers and directors for services to us with stock or options to purchase stock, in lieu of cash.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2011.

Code of Ethics

We adopted a Code of Ethics applicable to our senior financial officers and certain other finance executives, which is a "code of ethics" as defined by applicable rules of the SEC. Our Code of Ethics is incorporated as an exhibit to this Current Report on Form8-K as Exhibit 14.1. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the 2011 year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm's-length transactions.

On May 14, 2012, we acquired Full East International Limited, a British Virgin Islands corporation. The acquisition was carried out in accordance with a Share Exchange Agreement dated May 14, 2012 (the “Exchange Agreement”) among Neologic, Full East, and the selling shareholders (the “Selling Shareholders”) of Full East, being Tao Yuedan, Kotni Ramasankara Rao, Hongxiao Zhang, our President, Chief Executive Officer, and Director, Yongfu Zhu, our Director. Pursuant to the Exchange Agreement, we acquired 100% of the outstanding securities of Full East from the Selling Shareholders.  In exchange, we cancelled 77,729,000 shares of our common stock held by Yongfu Zhu, our Chief Financial Officer, Treasurer, Secretary and Director, and issued to the Selling Shareholders 100,000,000 shares of our common stock on the basis of 2000 shares per common share of Full East.  Each of the Selling Shareholder received 25,000,000 of the 100,000,000 shares, which constitute approximately 54.05% of our common stock outstanding after the Closing and 54.05% of our outstanding voting securities.  The aforementioned shares were issued to 4 non-U.S persons in an offshore transactions relying on Regulation S of the Securities Act of 1933.

At December 31, 2011, the Company owed $1,763 to related parties. The balance was related to the expenditures paid by Yongfu Zhu on behalf of the Company that are subject to reimbursements.

Currently, the Company is occupying space provided by a Yongfu Zhu  free of charge.

On May 4, 2011, the Company issued 50,000 shares of common stock to the Company’s founders at a value of $50,000 ($1 per share) and the Company has not received the cash as of December 31, 2011.

During the period ended December 31, 2011, the Company received cash contributions of $16,646 from our officer director

Yongfu Zhu as contributed capital to pay the start-up costs and other operating expenses.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange.  Our common stock is quoted on OTC Bulletin Board under the trading symbol “NANI.OB”.   We cannot assure you that there will be a market in the future for our common stock.  On May 11, 2012, FINRA approved the processing of a name change.  Our symbol will remain unchanged.

OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange.  Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers.  OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Holders

As of March 30, 2012 there were approximately 25 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

On May 14, 2012, we acquired Full East International Limited pursuant to a Share Exchange Agreement dated May 7, 2012 (the “Exchange Agreement”) among Neologic, Full East, and the selling shareholders (the “Selling Shareholders”) of Full East, being Tao Yuedan, Kotni Ramasankara Rao, Hongxiao Zhang, our President, Chief Executive Officer, and Director, Yongfu Zhu, our Director. Pursuant to the Exchange Agreement, we acquired 100% of the outstanding securities of Full East from the Selling Shareholders.  In partial consideration of the acquisition we issued to the Selling Shareholders 100,000,000 shares of our common stock on the basis of 2000 shares per common share of Full East.  Each of the Selling Shareholder received 25,000,000 of the 100,000,000 shares.  The aforementioned shares were issued to 4 non-U.S persons in an offshore transactions relying on Regulation S of the Securities Act of 1933.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 400,000,000 shares of common stock, par value $0.00001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 100,000,000 shares Preferred stock, $0.00001 par value.  No preferred shares are issued or outstanding. The Board of Directors may authorized the issuance more than one class of preferred stock or more than one series of any class, and to accord in its discretion, subject to the requirements of Nevada law, any designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

We do not have any provisions in our Articles, by laws, or employment or credit agreements to which we are party that have anti-takeover consequences.  We do not currently have any plans to adopt anti-takeover provisions or enter into any arrangements or understandings that would have anti-takeover consequences.  In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above market premium and favoured by a majority of independent shareholders.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent and Registrar

Our common shares are issued in registered form. Island Stock Transfer, 100 2nd Avenue South, Suite 705S, St. Petersburg, FL  33701 (Telephone: (727) 289-0010) is the registrar and transfer agent for our common shares.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

  The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.
  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

 ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

  Consulting Services Agreement date June 7, 2011, pursuant to which Full East provides management and operational consulting services for Xuerun, in consideration of ownership of all of the results and proceeds of Xuerun’s operations, including 100% of its annual revenues after deduction of direct operating costs, expenses and taxes, and ownership of any intellectual property.  The agreement may not be terminated by Xuerun except in the event of material breach by Full East, bankruptcy, loss of Xuerun’s business license, or if circumstances arise which materially and adversely affect the performance of the agreement.

  Business Operating Agreement dated July 7, 2011; pursuant to which the Shareholders of Xuerun guarantee Xuerun’s compliance and performance in respect of all its agreements with Full East, agree to vote the shares of Xuerun in consultation with Full East, and grant to Full East right the right to nominate for appointment the managers and certain officers of Xuerun.  The term of the agreement is 10 years.

  Equity Pledge Agreement dated July 7, 2011, pursuant to which the Shareholders of Xuerun pledge their securities of Xuerun to Full East as security for Xuerun’s performance under the Consulting Services Agreement;

  Exclusive Option Agreement dated July 7, 2011, pursuant to which the shareholders of Xuerun, irrevocably grant to Full East or its designee an exclusive option to purchase, to the extent permitted by China law, a portion or all of their respective equity interests in Xuerun for a purchase price equal to the lowest price permissible under the applicable laws.  The option is exercisable for a 10 year period.

  Voting Rights Proxy Agreement dated July 7, 2011, pursuant to which the shareholders of Xuerun grant to Full East, for the maximum period permitted under PRC Law, the right to vote all voting securities in the capital stock of Xuerun. .

 (a) Financial Statements of Business Acquired

                Filed herewith are:

•         Audited financial statements of Full East International Limited for the period from May 4, 2011 to December 31, 2011, starting on page F-1 of this Current Report.

Exhibit No.	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Merger (Neologic Animation Inc.)
3.2	Articles of Incorporation (incorporated by reference to our Registration Statement on Form SB-2 filed on August 17, 2006)
3.3	Bylaws (incorporated by reference to our Registration Statement on Form SB-2 filed on August 17, 2006)
3.4	Articles of Merger (incorporated by reference to our Current Report on Form 8-K filed on December 23, 2010)
3.5	Certificate of Change (incorporated by reference to our Current Report on Form 8-K filed on December 23, 2010)

(10)	Material Contracts
10.1	Share Exchange Agreement dated May 7, 2011 (incorporated by reference from our Current Report on Form 8-K filed on May 16, 2012
10.2	Xuerun Consulting Services Agreement date June 7, 2011
10.3	Xuerun Business Operating Agreement dated July 7, 2011
10.4	Xuerun Equity Pledge Agreement dated July 7, 2011
10.5	Xuerun Exclusive Option Agreement dated July 7, 2011
10.6	Xuerun Voting Rights Proxy Agreement dated July 7, 2011
(14)	Code of Ethics
14.1	Code of Ethics (incorporated by reference to our Annual Report on Form 10-KSB filed on July 30, 2007)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2012

NEOLOGIC ANIMATION INC.

By: /s/ Hongxiao Zhang
Hongxiao Zhang, Chief Executive Officer